Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is entered into as of December 12, 2024 (the “Amendment Date”), by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Insight Acquisition Corp., a Delaware corporation (“Company”).

A. Investor and Company are parties to that certain Securities Purchase Agreement dated October 23, 2024 (the “Purchase Agreement”).

B. Investor and Company have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Secured Convertible Promissory Note. Company and Investor agree that the form of Secured Convertible Promissory Note attached to the Purchase Agreement as Exhibit A will be superseded and replaced by the form of Secured Convertible Promissory Note attached hereto as Exhibit A.

3. Representations and Warranties. Each of Company and Investor, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Such party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action.

(b) No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such party hereunder.

4. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Investor to Company in connection with this Amendment.

5. Other Terms Unchanged. The Purchase Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Purchase Agreement after the date of this Amendment is deemed to be a reference to the Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Purchase Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Purchase Agreement, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Purchase Agreement.

6. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Insight Acquisition Corp.

By:	/s/ Michael Singer
Michael Singer, CEO

EXHIBIT A

Secured Convertible Promissory Note

[Attached]

SECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: _________ __, 2024                                                                                                                                U.S. $2,890,000.00

FOR VALUE RECEIVED, Insight Acquisition Corp., a Delaware corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $2,890,000.00 and any interest, fees, charges, and late fees on the date that is eighteen (18) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Secured Convertible Promissory Note (this “Note”) is issued and made effective as of October __, 2024 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated October 23, 2024, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an original issue discount of $260,000.00 (the “OID”). In addition, Borrower agrees to pay $30,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”). All of the OID and the Transaction Expense Amount are included in the initial principal balance of this Note and are deemed fully earned and non-refundable as of the Effective Date. The purchase price for this Note shall be $2,600,000.00 (the “Purchase Price”), computed as follows: $2,890,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment; Mandatory Prepayment; Registration Statement; Exchange Cap.

1.1. Payment. All cash payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Lender at the bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with five (5) Trading Days’ prior written notice Borrower may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares (as defined below) have not yet been delivered). For the avoidance of doubt, during the five (5) Trading Day prepayment notice period Lender shall retain the right to submit Conversion Notices, if applicable. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 120% multiplied by the portion of the Outstanding Balance Borrower elects to prepay.

1.3. Mandatory Prepayment. If the Floor Price Trigger Date occurs prior to the date that is ninety (90) days from the Purchase Price Date (the “Prepayment Start Date”), then beginning on the Prepayment Start Date and each calendar month thereafter, Lender will have the right to demand that Borrower pay the Mandatory Monthly Prepayment Amount for such month in cash to Lender with the entire Outstanding Balance being due and payable on the six (6) month anniversary of the Prepayment Start Date. If the Floor Price Trigger Date occurs on or after the Prepayment Start Date but before the one (1) year anniversary of the Purchase Price Date, then on the Floor Price Trigger Date and each calendar month thereafter, Lender will have the right to demand that Borrower pay the Mandatory Monthly Prepayment Amount in cash to Lender for such month with the entire Outstanding Balance being due and payable on the six (6) month anniversary of the Floor Price Trigger Date. If the Floor Price Trigger Date occurs on or after the one (1) year anniversary of the Purchase Price Date, then on the Floor Price Trigger Date and each calendar month thereafter, Lender will have the right to demand that Borrower pay the Mandatory Monthly Prepayment Amount in cash to Lender for such month with the entire Outstanding Balance being due and payable on the Maturity Date. Payment of each Mandatory Monthly Prepayment Amount must be made within two (2) Trading Days of delivery of a payment notice from Lender.

1.4. Registration Statement. Within thirty (30) days of the Purchase Price Date, Borrower will file a registration statement on Form S-1 with the SEC to register Lender’s resale of Conversion Shares under this Note (the “Initial Registration Statement”). The number of Conversion Shares Borrower will register under the Initial Registration Statement will be calculated as follows: no less than the number of Common Shares necessary to convert the Outstanding Balance in full as of the date Company files the Initial Registration Statement (and updated on any subsequent amendment dates) multiplied by two (2). If the Initial Registration Statement is not declared effective by the SEC within one hundred twenty (120) days of the Purchase Price Date, the Outstanding Balance will automatically increase by one percent (1%) and will continue increasing by one percent (1%) every thirty (30) days thereafter until the Initial Registration Statement is declared effective or Lender is able to sell Conversion Shares pursuant to Rule 144 under the Securities Act of 1933, as amended (“Rule 144”). If fifty percent (50%) of the Conversion Shares registered under the Initial Registration Statement have been issued to Investor (such date, the “Trigger Date”) and this Note has not yet been repaid in full as of the Trigger Date, then Borrower will file an additional registration statement on Form S-1 (the “Additional Registration Statement”) for Lender registering additional Conversion Shares within thirty (30) days of the Trigger Date. If the Additional Registration Statement is not declared effective by the SEC within one hundred twenty (120) days of the Trigger Date, the Outstanding Balance will automatically increase by one percent (1%) and will continue increasing by one percent (1%) every thirty (30) days thereafter until the Additional Registration Statement is declared effective.

1.5. Exchange Cap. Notwithstanding anything to the contrary contained in the Note or any of the other Transaction Documents (as defined in the Purchase Agreement), Borrower and Lender agree that the total cumulative number of shares of Class A common stock, par value $0.0001 per share (the “Common Shares”), issued to Investor under the Note together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Exchange Cap”), except that such limitation will not apply following Approval (defined below). Company agrees to seek stockholder approval of the Note and the issuance of Conversion Shares (as defined in the Note) under the Note and the Reinvestment Right (as defined in the Purchase Agreement) in excess of the Exchange Cap (the “Approval”) within 120 days of the Purchase Price Date. If the Approval is not obtained at the initial meeting, Borrower will continue seeking the Approval every three (3) months thereafter until the Approval is obtained.

2. Security. This Note is secured by the Security Agreements (as defined in the Purchase Agreement) and the IP Security Agreements (as defined in the Purchase Agreements).

3. Conversions. Lender has the right at any time following the Purchase Price Date, until the Outstanding Balance has been paid in full, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable Common Shares, of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below. Notwithstanding the foregoing, in no event will the Conversion Price be less than the Floor Price.

4. Redemptions. Beginning on the date that is six (6) months from the Purchase Price Date and at any time thereafter until this Note is paid in full, if Borrower cannot issue Conversion Shares as a result of the Exchange Cap or if the Initial Registration Statement or the Additional Registration Statement is not then effective, Lender shall have the right to redeem up to the Maximum Monthly Redemption Amount per month (the amount of each exercise, the “Redemption Amount”) by providing written notice (each, a “Redemption Notice”) delivered to Borrower by facsimile, email, mail, overnight courier, or personal delivery. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash (each, a “Redemption Payment”) to Lender within three (3) Trading Days of Borrower’s receipt of such Redemption Notice. Redemption Payments paid in cash will be subject to a five percent (5%) redemption premium.

5. Trigger Events, Defaults and Remedies.

5.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (h) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; (i) Borrower, any subsidiary of Borrower, or any party to any of the Transaction Documents, breaches any covenant or other term or condition contained in any Other Agreements in any material respect; (j) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (k) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document in any material respect, other than those specifically set forth in this Section 5.1 and Section 4 of the Purchase Agreement; (l) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (m) Borrower effectuates a reverse split of its Common Shares without twenty (20) Trading Days prior written notice to Lender, other than a reverse split of the Common Shares to maintain compliance with the minimum bid price requirements of Nasdaq or other principal market; (n) any money judgment, writ or similar process is entered against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days; or (o) Borrower fails to be DWAC Eligible.

5.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

5.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days following the date of transmission of such written notice by Lender. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

5.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b) – (f) of Section 5.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding anything to the contrary herein, Borrower and Lender agree that Lender shall not foreclose on Borrower’s assets, or Borrower’s subsidiary’s assets, for twelve months following the Purchase Price Date.

6. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

7. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of Common Shares equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender on grounds that such issuance is in violation of Rule 144, Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 8. In conjunction therewith, Borrower will also deliver to Lender a written opinion from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

9. Conversion Delays. If Borrower fails to deliver Conversion Shares by the applicable Delivery Date, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the Delivery Date until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

10. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any Conversion of this Note to the extent that after giving effect to such Conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% unless decreased or waived in writing by Lender. The foregoing Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

12. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

13. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

14. Arbitration of Disputes. Each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement with respect to any disputes regarding this Note.

15. Cancellation. After repayment or Conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

17. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Conversion Shares may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

19. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

20. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

21. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

22. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

23. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Insight Acquisition Corp.

By:
William Alessi, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Streeterville Capital, LLC

By:
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Shares, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A2. Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Shares on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Shares prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Shares, the last closing bid price or last trade price, respectively, of the Common Shares on the principal securities exchange or trading market where the Common Shares is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Shares in the over-the-counter market on the electronic bulletin board for the Common Shares as reported by Bloomberg. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Shares on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Shares on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. Conversion Price” means ninety percent (90%) multiplied by the lowest daily VWAP during the five (5) Trading Days immediately preceding the applicable measurement date.

A4. Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Trade Price of the Common Shares on the Delivery Date for such Conversion.

A5. DTC” means the Depository Trust Company or any successor thereto.

A6. DTC Eligible” means, with respect to the Common Shares, that such Common Shares is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A7. DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A8. DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A9. DWAC Eligible” means that (a) Borrower’s Common Shares is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (b) Borrower has been approved (without revocation) by DTC’s underwriting department, and (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program.

A10. Floor Price” means $4.00 per share.

A11. Floor Price Trigger” means that at any point while this Note is Outstanding, the Closing Bid Price has been less than the Floor Price for ten (10) Consecutive Trading Days.

A12. Floor Price Trigger Date” means the date of the first occurrence of a Floor Price Trigger.

A13. Fundamental Transaction” means that (a) (i) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its major subsidiaries is the surviving corporation) any other person or entity, (ii) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, (iii) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), (v) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Shares, other than an increase in the number of authorized shares of Borrower’s Common Shares, (vi) Borrower transfers any material asset to any subsidiary, affiliate, person or entity under common ownership or control with Borrower, or (vii) Borrower pays or makes any monetary or non-monetary dividend or distribution to its shareholders; or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower. For the avoidance of doubt, Borrower or of its major subsidiaries entering into a definitive agreement that contemplates a Fundamental Transaction will be deemed to be a Fundamental Transaction unless such agreement contains a closing condition that this Note is repaid in full upon consummation of the transaction.

A14. Major Trigger Event” means any Trigger Event occurring under Sections 5.1(a) - 5.1(i).

A15. Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A16. Mandatory Monthly Prepayment Amount” means an amount equal to 120% multiplied by the Outstanding Balance divided by the lesser of (a) six (6) or (b) the number of months remaining until the Maturity Date.

A17. Market Capitalization” means a number equal to (a) the average VWAP of the Common Shares for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding Common Shares as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A18. Maximum Monthly Redemption Amount” means the greater of: (i) $225,000.00; and (ii) the Outstanding Balance on the applicable measurement date divided by the number of months remaining until maturity.

A19. Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A20. Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, including, but not limited to, all other Transaction Documents, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A21. Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A22. Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A23. SEC” means the United States Securities and Exchange Commission.

A24. Trading Day” means any day on which Borrower’s principal trading market is open for trading.

A25. Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to Section 5.1(j) hereof.

A26. VWAP” means the volume weighted average price of the Common Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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EXHIBIT A

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Insight Acquisition Corp.	Date: _______________

Attn: Michael Singer, CEO

333 East 91st Street

New York, New York 10128

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Insight Acquisition Corp., a Delaware corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on October __, 2024 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Common Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________
B.	Conversion #: ____________
C.	Conversion Amount: ____________
D.	Conversion Price: _______________
E.	Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: _____________________________	Address:
DTC#: ______________________________
Account #: __________________________
Account Name: _______________________

Sincerely,

Streeterville Capital, LLC

By:
John M. Fife, President